  EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-263933) pertaining to the Charge Enterprises, Inc. 2020 Omnibus Equity Incentive Plan and
(2)	Registration Statement (Form S-8 No. 333-264620) pertaining to the Charge Enterprises, Inc. Non-Qualified Stock Option Agreement of Peggy Shuurman Hess

of our report dated March 15, 2023, with respect to the consolidated financial statements of Charge Enterprises, Inc. included in this Annual Report (Form 10-K) of Charge Enterprises, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 15, 2023